Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fenix Parts, Inc.
One Westbrook Corporate Center, Suite 920
Westchester, Illinois 60154

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-8 of our report dated April 14, 2016, relating to the consolidated financial statements of Fenix Parts, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Chicago, Illinois
July 21, 2016